EXHIBIT 17.2


                                                                   June 29, 2004


Ms. Janet Frockt
Director
Lincoln International Corp. and
AUSA, Inc.
c/o AUSA
Louisville, KY


Dear Janet,

     Effective immediately (June 29, 2004) I hereby resign my office as President of Lincoln International Corp., President of AUSA, Inc., and as Director of both Lincoln and AUSA.

     I truly wish the best for you and Dick.



                                 /s/ LEE SISNEY
                                 ______________
                                     Lee Sisney